Exhibit 99.4

Solicitation of Consents

Relating to the

11.250% Senior Notes due 2011 (CUSIP No. 449669CL2/449669CJ7/449669CP3),

10.875% Senior Notes due 2008 (CUSIP No. 449669CK4/449669CH1),

10.875% Senior Notes due 2013 (CUSIP No. 449669CN8/449669CM0),

6.875% Debentures due 2007 (CUSIP No. 449669AC4),

7.30% Debentures due 2028 (CUSIP No. 449669AK6),

7.375% Debentures due 2018 (CUSIP No. 449669CD0),

7.625% Notes due 2005 (CUSIP No. 449669CG3),

9.45% Senior Debentures due 2011 (CUSIP No. 449669AB6)

and

6.55% Notes due 2005 (CUSIP No. 449669AJ9)

of

MOSAIC GLOBAL HOLDINGS INC.

(formerly IMC Global Inc.)

and the

7% Senior Notes due 2008 (CUSIP No. 356903AB0)

of

PHOSPHATE ACQUISITION PARTNERS, L.P.

(the successor to Phosphate Resource Partners Limited Partnership)

The Expiration Time (i.e. the time that the consent solicitation with respect to each series of the Securities will expire) will be 5:00 p.m., New York City time, on Monday, January 3, 2005, unless extended by IMC or PLP in its discretion. Holders of High-Yield Notes must deliver valid consents prior to the Expiration Time to receive the applicable Consent Fee. The period during which the consent solicitation is open is referred to as the solicitation period.

The Early Consent Premium Deadline (i.e. the time by which holders of High-Yield Notes must deliver valid consents in order to be entitled to receive the Early Consent Premium) will be 5:00 p.m., New York City time, on Monday, January 3, 2005, unless extended by IMC in its discretion. Holders who receive the Early Consent Premium with respect to any High-Yield Notes will also receive the applicable Consent Fee and the Guarantees with respect to those High-Yield Notes.

Consents (whether previously or hereafter delivered) with respect to a series of the Securities may be revoked at any time prior to the earlier of (i) the Expiration Time or (ii) the time that the applicable supplemental indenture setting forth the Amendments with respect to such series is executed and becomes effective (the “Effective Time”). The Effective Time for any series of the Securities will occur as soon as practicable after the Requisite Consents with respect to such series are received and each series of the Securities may have its own Effective Time. Notwithstanding the execution and effectiveness of the applicable supplemental indenture at the Effective Time, the Amendments provided therein will not become operative and binding until the Operative Date.

December 15, 2004

To Our Securityholders:

Enclosed for your consideration are a revised Prospectus (the “Revised Prospectus”) and a revised form of Letter of Consent relating to the solicitation by Mosaic Global Holdings Inc. (formerly known as IMC Global Inc.) (“IMC”) and Phosphate Acquisition Partners, L.P. (the successor to Phosphate Resource Partners Limited Partnership) (“PLP”) of consents from holders of record on November 16, 2004 (the “Record Date”) of the debt securities listed above to approve amendments to the indentures under which such securities were issued. Terms used herein and defined in such Revised Prospectus are used herein as so defined.

This material is being forwarded to you as the beneficial owner of the Securities. The accompanying Letter of Consent is furnished to you for informational purposes only and may not be used by you to deliver a Consent. Delivery of a Consent may be made only by the broker, bank or other firm at which you keep your account (the “Custodian”) as the holder of record and only pursuant to your instructions.

Accordingly, we request that you instruct your Custodian as to whether you wish the Custodian to deliver Consents with respect to any of the Securities held by the Custodian for your account. If you wish to have them do so, please so instruct the Custodian by completing, executing and returning to it the instruction form that appears on the next page.

Please note that if you have already instructed your Custodian to deliver Consents with respect to any of the Securities held by the Custodian for your account, there is no need to deliver a new instruction form to your Custodian. A Consent that has been properly delivered will continue to constitute a valid Consent to the applicable Amendments, unless such Consent is properly revoked in the manner described in the Revised Prospectus.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of the letter and the enclosed material referred to therein relating to the consent solicitation by IMC and PLP of consents from holders of each series of the Securities listed below to the proposed Amendments to the Indentures under which each such series of the Securities was issued and the adoption of supplemental indentures between IMC or PLP, as the case may be, and the applicable Trustee(s) to effectuate the aforesaid Amendments.

This will instruct you to deliver a Consent with respect to the aggregate principal amount of each series of the Securities indicated below that is held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Revised Prospectus.

THIS FORM SHOULD BE RETURNED TO YOUR CUSTODIAN, AND NOT TO IMC, PLP, THE SOLICITATION AGENT OR THE INFORMATION AGENT.

	Aggregate Principal Amount of Securities	Consents	Aggregate Principal Amount of Securities	Does Not Consent
High-Yield Notes
11.250% Senior Notes due 2011 (CUSIP No. 449669CL2/449669CJ7/ 449669CP3)	$	☐	$	☐
10.875% Senior Notes due 2008 (CUSIP No. 449669CK4/449669CH1)	$	☐	$	☐
10.875% Senior Notes due 2013 (CUSIP No. 449669CN8/449669CM0)	$	☐	$	☐

Other IMC Securities
6.875% Debentures due 2007 (CUSIP No. 449669AC4)	$	☐	$	☐
7.30% Debentures due 2028 (CUSIP No. 449669AK6)	$	☐	$	☐
7.375% Debentures due 2018 (CUSIP No. 449669CD0)	$	☐	$	☐
7.625% Notes due 2005 (CUSIP No. 449669CG3)	$	☐	$	☐
9.45% Senior Debentures due 2011 (CUSIP No. 449669AB6)	$	☐	$	☐
6.55% Notes due 2005 (CUSIP No. 449669AJ9)	$	☐	$	☐

PLP Notes
7% Senior Notes due 2008 (CUSIP No. 356903AB0)	$	☐	$	☐

DTC Participant Name (if applicable):

DTC Participant Number (if applicable):

•	If no aggregate principal amount is provided above with respect to any series of the Securities that you hold as record holder for the undersigned, you will be deemed to have been instructed to give a Consent with respect to the entire aggregate principal amount of such Securities. If the “Consents” box is not marked with respect to any series of the Securities that you hold as record holder for the undersigned, and this letter is signed in the space provided below, you will be deemed to have been instructed to give a Consent (i.e., instructed to vote “Consents” to the Amendments) with respect to the entire aggregate principal amount of such Securities.

•	In no case may the above provided principal amounts include Securities which were not held as of the Record Date, or for which Consents have been previously delivered, unless having been validly revoked in accordance with the instructions set forth in the Revised Prospectus.

PLEASE SIGN HERE

Dated:	, 200

Signature(s):

Print Name(s):

Address:

(Please include Zip Code)

Telephone Number:

(Please include Area Code)

Tax Identification Number:

(Social Security Number or Employer Identification Number)

My Account Number with You: